Exhibit 3.2
AMICUS THERAPEUTICS, INC.
SECOND AMENDED AND RESTATED BY-LAWS
Article I. — General.
1.1. Offices. The registered office of Amicus Therapeutics, Inc. (the “Company”) shall be in the City of Wilmington, County of New Castle, State of Delaware. The Company may also have offices at such other places both within and without the State of Delaware as the board of directors of the Company (the “Board of Directors”) may from time to time determine or the business of the Company may require.
1.2. Seal. The seal, if any, of the Company shall be in the form of a circle and shall have inscribed thereon the name of the Company, the year of its organization and the words “Corporate Seal, Delaware.”
1.3. Fiscal Year. The fiscal year of the Company shall be the period from January 1 through December 31.
Article II. — Stockholders.
2.1. Place of Meetings. Each meeting of the stockholders shall be held upon notice as hereinafter provided, at such place, including virtually, as the Board of Directors shall have determined and as shall be stated in such notice.
2.2. Annual Meeting. The annual meeting of the stockholders shall be held each year on such date and at such time as the Board of Directors may determine. At each annual meeting the stockholders entitled to vote shall elect such members of the Board of Directors as are eligible for election, and they may transact such other corporate business as may properly be brought before the meeting. At the annual meeting any business may be transacted, irrespective of whether the notice calling such meeting shall have contained a reference thereto, except where notice is required by law, the Company’s certificate of incorporation (as amended from time to time, the “Certificate of Incorporation”), or these by-laws.
2.3. Quorum. At all meetings of the stockholders the holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum requisite for the transaction of business except as otherwise provided by law, the Company’s Certificate of Incorporation, or these by-laws. Whether or not there is such a quorum at any meeting, the chairman of the meeting or the stockholders entitled to vote thereat, present in person or by proxy, by a majority vote, may adjourn the meeting from time to time without notice other than announcement at the meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At such adjourned meeting, at which the requisite amount of voting stock shall be represented, any business may be transacted that might have been transacted if the meeting had been held as originally called. The stockholders present in person or by proxy at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.
2.4. Right to Vote; Proxies. Subject to the provisions of the Company’s Certificate of Incorporation, each holder of a share or shares of capital stock of the Company having the right to vote at any meeting shall be entitled to one vote for each such share of stock held by such holder. Any stockholder entitled to vote at any meeting of stockholders may vote either in person or by proxy, but no proxy that is dated more than three years prior to the meeting at which it is offered shall confer the right to vote thereat unless the proxy provides that it shall be effective for a longer period. The authorization of a person to act as proxy may be documented, signed, and delivered in accordance with Section 116 of the General Corporation Law of the State of Delaware, as it may be amended from time to time (the “DGCL”) provided that such authorization shall set forth, or be delivered with, information enabling the Company to determine the identity of the stockholder granting such authorization. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the Company a revocation of the proxy or a new proxy bearing a later date. Any stockholder soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.
2.5. Voting. At all meetings of stockholders, except as otherwise expressly provided for by statute, the Company’s Certificate of Incorporation or these by-laws, (i) in all matters other than the election of directors, the affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote on such matter shall be the act of the stockholders and (ii) directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

2.6. Notice of Annual Meetings. Written notice of the annual meeting of the stockholders shall be mailed to each stockholder entitled to vote thereat at such address as appears on the stock books of the Company at least ten (10) days (and not more than sixty (60) days) prior to the meeting. The Board of Directors may postpone any annual meeting of the stockholders at its discretion, even after notice thereof has been mailed. It shall be the duty of every stockholder to furnish to the Secretary of the Company or to the transfer agent for the Company, if any, of the class of stock owned by him and his post-office address, and to notify the Secretary of the Company of any change therein. Without limiting the manner by which notices of meetings otherwise may be given effectively to stockholders, any such notice may be given by electronic transmission in accordance with applicable law. Notice need not be given to any stockholder who submits a written waiver of notice signed by him before or after the time stated therein. Attendance of a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of the meeting shall be bound by the proceedings of the meeting in all respects as if due notice thereof had been given. Neither the business to be transacted at, nor the purpose of, any regular meeting of the stockholders need be specified in any written waiver of notice.
2.7. Stockholders’ List. A complete list of the stockholders entitled to vote at any meeting of stockholders (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date), arranged in alphabetical order and showing the address of each stockholder, and the number of shares registered in the name of each stockholder, shall be prepared by the Secretary and shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days ending on the day before the meeting date (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Company. Except as provided by applicable law, the stock ledger of the Company shall be the only evidence as to who are the stockholders entitled to examine the stock ledger and the list of stockholders or to vote in person or by proxy at any meeting of stockholders.
2.8. Special Meetings. Special meetings of the stockholders for any purpose or purposes, unless otherwise provided by statute, may be called only by the Chairman of the Board of Directors, the President, or a majority of the Board of Directors. Any such person or persons may postpone any special meeting of the stockholders at its or their discretion, even after notice thereof has been mailed.
2.9. Notice of Special Meetings. Written notice of a special meeting of stockholders, stating the time and place and object thereof shall be mailed, postage prepaid, not less than ten (10) nor more than sixty (60) days before such meeting, to each stockholder entitled to vote thereat, at such address as appears on the books of the Company. No business may be transacted at such meeting except that referred to in said notice, or in a supplemental notice given also in compliance with the provisions hereof, or such other business as may be germane or supplementary to that stated in said notice or notices. Without limiting the manner by which notices of special meetings otherwise may be given effectively to stockholders, any such notice may be given by electronic transmission in accordance with applicable law. Notice need not be given to any stockholder who submits a written waiver of notice signed by him before or after the time stated therein. Attendance of a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of a special meeting shall be bound by the proceedings of the special meeting in all respects as if due notice thereof had been given. Neither the business to be transacted at, nor the purpose of, any special meeting of the stockholders need be specified in any written waiver of notice.
2.10. Inspectors.
Section 231 of the DGCL with respect to inspectors of election and voting procedures shall apply.
2.11. Advance Notice of Stockholder Nominations and Proposals.
(a) Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (A) pursuant to the Company’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board of Directors or (C) by a stockholder who (i) is a stockholder of record of the Company who is entitled to vote at the meeting at the time the notice provided for in this Section 2.11 is received by the Secretary, (ii) complies with the notice procedures set forth in this Section 2.11 and, with respect to nominations of persons for election to the Board of Directors, (iii) complies with the requirements of Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, without limitation, the requirements of Rule 14a-19 (as such rule and regulation may be amended from time to time by the Securities and Exchange Commission (“SEC”) including any SEC staff interpretations relating thereto).
(b) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to Section 2.11(a), the stockholder must first have given timely written notice thereof to the Secretary of the Company and any such proposed business other than the nominations of persons for election to the Board of Directors must constitute a proper matter for stockholder action. To be timely, a notice of nominations or other business to be brought before an annual meeting of stockholders must be delivered to the Secretary: (x) not less than 90 nor more than 120 days prior to the first anniversary of the date of the preceding year’s annual meeting if such meeting is to be held on a day which is not more than 30 days before or more than 60 days after such anniversary; and (y) with respect to any other annual meeting of stockholders, including in the event that no annual meeting was held in the previous year, not earlier than 120 days prior to such annual meeting and not later than the later of (i) 90 days prior to the annual meeting or (ii) 10 days following the date on which public announcement of the date of such annual meeting is first made by the Company. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period, or extend any time period, for the giving of a stockholder’s notice as described above. Such notice must contain: (A) as to each person whom the stockholder proposes to nominate for election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required in each case pursuant to Regulation 14A under the Exchange Act, regardless of the application of the Exchange Act to such nomination, and such person’s written consent to being named in the proxy statement as a nominee and to serving as such a director if elected; (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these by-laws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner, (2) the class and number of shares of capital stock of the Company that are owned beneficially and of record by such stockholder and such beneficial owner as well as any derivative or synthetic instrument, convertible security, put, option, stock appreciation right, swap or similar contract, agreement, arrangement or understanding the value of or return on which is based on or linked to the value of or return on any of shares of capital stock of the Company, (3) any proxy (other than a revocable proxy given in response to a solicitation statement filed pursuant to, and in accordance with, Section 14(a) of the Exchange Act), voting trust, voting agreement or similar contract, arrangement, agreement or understanding pursuant to which the stockholder or beneficial owner on whose behalf the nomination or proposal is being made has a right to vote or direct the voting of any shares of the Company’s capital stock, (4) a representation that the stockholder is a holder of record of capital stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (5) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group that intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies from stockholders in support of such proposal or nomination. In addition, to be timely, a stockholder’s notice shall further be updated and supplemented, if necessary, (1) as of the voting record date for the meeting and (2) as of the date that is ten (10) days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal office of the Company. With respect to any proposal of business, the notice requirements of this Section 2.11 shall be deemed satisfied by a stockholder if the stockholder has notified the Company of such stockholder’s intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such stockholder’s proposal will be included in a proxy statement that will be prepared by the Company to solicit proxies for such annual meeting. The Company may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Company. In addition to the requirements set forth in this Section 2.11(b), unless otherwise required by law, (i) no stockholder shall solicit proxies in support of director nominees other than the Company’s nominees unless such stockholder has complied with Rule 14a-19 promulgated under the Exchange Act in connection with the solicitation of such proxies in all respects, including but not limited to the minimum solicitation and notice requirements. If any stockholder (1) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act and (2) subsequently fails to comply with the requirements of Rules 14a-19(a)(2) and Rule 14a-19(a)(3) promulgated under the Exchange Act, then the Company shall disregard any proxies or votes solicited for the stockholder’s candidates. Upon request by the Company, if any stockholder provides notice pursuant to Rule14a-19(b) promulgated under the Exchange Act, such stockholder shall deliver to the Company, no later than five (5) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) and 14a-19(b).
(c) The only business that shall be conducted at a special meeting of stockholders shall be the business that shall have been brought before the meeting pursuant to the Company’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders called by the Board of Directors at which directors are to be elected pursuant to the Company’s notice of meeting (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Company who (x) is a stockholder of record at the time the notice provided for in this Section 2.11 is delivered to the Secretary, (y) is entitled to vote both at the meeting and upon such election, and (z) complies with the notice procedures set forth in this Section 2.11.

In the event the Company calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Company’s notice of meeting, if such stockholder delivers a stockholder's notice that complies with the requirements of this Section 2.11 applicable to such nomination to the Secretary at the principal executive offices of the Company not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of: (x) the 60th day prior to such special meeting; or (y) the tenth (10th) day following the date on which public announcement of the date of such meeting is first made by the Company. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period, or extend any notice time period.
Article III. — Directors.
3.1. Number of Directors.
1. Except as otherwise provided by law, the Company’s Certificate of Incorporation, or these by-laws, the property and business of the Company shall be managed by or under the direction of the Board of Directors. Directors need not be stockholders, residents of Delaware or citizens of the United States. The use of the phrase “whole board” herein refers to the total number of directors which the Company would have if there were no vacancies.
2. The number of directors constituting the full Board of Directors shall be as determined by the Board of Directors from time to time. The Board of Directors shall be divided into three classes of directors, such classes to be as nearly equal in number of directors as practicable as determined by the Board of Directors, having staggered three-year terms of office, the term of office of the directors of the first such class to expire as of the first annual meeting of the Company’s stockholders following the closing of the initial public offering of the Company’s common stock, those of the second class to expire as of the second annual meeting of the Company’s stockholders following such closing, and those of the third class as of the third annual meeting of the Company’s stockholders following such closing, such that at each annual meeting of stockholders after such closing, nominees will stand for election to succeed those directors whose terms are to expire as of such meeting. Members of the Board of Directors shall hold office until the annual meeting of stockholders at which their respective successors are elected and qualified or until their earlier death, incapacity, resignation, or removal. Except as the DGCL or the Company’s Certificate of Incorporation may otherwise require, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or for the removal of one or more directors and for the filling of any vacancy in that connection, any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director.
(c) If the office of any director becomes vacant by reason of death, resignation, disqualification, removal, failure to elect, or otherwise, the remaining directors, although more or less than a quorum, by a majority vote of such remaining directors may elect a successor or successors who shall hold office for the unexpired term.
3.2. Resignation. Any director of the Company may resign at any time by giving written notice to the Chairman of the Board, the President, or the Secretary of the Company. Such resignation shall take effect at the later time specified therein, at the time of receipt if no later time is specified therein and at the time of acceptance if the effectiveness of such resignation is conditioned upon its acceptance. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
3.3. Removal. Except as may otherwise be provided by the DGCL or the Company’s Certificate of Incorporation, any director or the entire Board of Directors may be removed only for cause and only by the vote of the holders of a majority of the shares of the Company’s stock entitled to vote for the election of directors.
3.4. Place of Meetings and Books. The Board of Directors may hold their meetings and keep the books of the Company outside the State of Delaware, at such places as they may from time to time determine.
3.5. General Powers. In addition to the powers and authority expressly conferred upon them by these by-laws, the Board of Directors may exercise all such powers of the Company and do all such lawful acts and things as are not by statute or by the Company’s Certificate of Incorporation or by these by-laws directed or required to be exercised or done by the stockholders.
3.6. Other Committees. The Board of Directors may designate one or more committees, by resolution or resolutions passed by a majority of the whole board; such committee or committees shall consist of one or more directors of the Company, and to the extent provided in the resolution or resolutions designating them, shall have and may exercise specific powers of the Board of Directors in the management of the business and affairs of the Company to the extent permitted by statute and shall have power to authorize the seal of the Company to be affixed to all papers that may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.
3.7. Powers Denied to Committees. Committees of the Board of Directors shall not, in any event, have any power or authority to amend the Company’s Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares adopted by the Board of Directors as provided in Section 151(a) of the DGCL, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Company or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Company or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease, or exchange of all or substantially all of the Company’s property and assets, recommend to the stockholders a dissolution of the Company or a revocation of a dissolution, or to amend these by-laws. Further, no committee of the Board of Directors shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the DGCL, unless the resolution or resolutions designating such committee expressly so provides.
3.8. Substitute Committee Member. In the absence or on the disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of such absent or disqualified member. Any committee shall keep regular minutes of its proceedings and report the same to the Board of Directors as may be required by the Board of Directors.
3.9. Compensation of Directors. The Board of Directors shall have the power to fix the compensation of directors and members of committees of the Board of Directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Company in any other capacity and receiving compensation therefore. Members of special or standing committees may be allowed like compensation for attending committee meetings.
3.10. Regular Meetings. No notice shall be required for regular meetings of the Board of Directors for which the time and place, including virtually, have been fixed.
3.11. Special Meetings. Special meetings of the board may be called by the Chairman of the Board, if any, Lead Independent Director of the Board, if any, or the President, on two (2) days’ notice to each director, or such shorter period of time before the meeting as will nonetheless be sufficient for the convenient assembly of the directors so notified; special meetings shall be called by the Secretary of the Company in like manner and on like notice, on the written request of three or more directors. Notice need not be given to any director who submits a written waiver of notice signed by him before or after the time stated therein. Attendance of any director at a meeting shall constitute a waiver of notice of such meeting, except when such director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any special meeting of the directors need be specified in any notice, and unless indicated in the notice thereof, any and all business may be transacted at a special meeting.
3.12. Quorum. At all meetings of the Board of Directors, a majority of the whole board shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically permitted or provided by statute, or by the Company’s Certificate of Incorporation, or by these by-laws. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at said meeting that shall be so adjourned.
3.13. Telephonic Participation in Meetings. Members of the Board of Directors or any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear one another and be heard, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.
3.14. Action by Consent. Unless otherwise restricted by the Company’s Certificate of Incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all directors or members of such committee, as the case may be, consent thereto in writing or by electronic transmission, and any consent may be documented, signed, and delivered in any manner permitted by Section 116 of the DGCL. After an action is taken, such written consent or consents relating thereto shall be filed with the minutes of proceedings of the Board of Directors or committee in accordance with applicable law.
Article IV. — Officers.

4.1. Positions and Election. The officers of the Company shall be chosen by the Board of Directors. There shall be a President, a Secretary, and a Treasurer (“Required Officers”), and there may be a Chairman of the Board of Directors, one or more Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers, as the Board of Directors may elect. Any number of offices may be held by the same person, except that the offices of President and Secretary shall not be held by the same person simultaneously. No officer need be a director.
4.2. Time of Election. The Required Officers shall be chosen by the Board of Directors at its first meeting after each annual meeting of stockholders.
4.3. Additional Officers. The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. The Board of Directors may, from time to time, authorize any officer to appoint and remove subordinate officers and to prescribe the powers and duties thereof.
4.4. Terms of Office. Each officer of the Company shall hold office until his successor is chosen and qualified, or until his earlier death, resignation or removal. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors.
4.5. Compensation of Officers. The Board of Directors shall have power to fix the compensation of all officers of the Company. It may authorize any officer, upon whom the power of appointing subordinate officers may have been conferred, to fix the compensation of such subordinate officers.
4.6. Chairman of the Board. The Chairman of the Board of Directors shall preside at all meetings of the stockholders and directors and shall have such other duties as may be assigned to him from time to time by the Board of Directors.
4.7. President. Unless the Board of Directors otherwise determines, the President shall be the chief executive officer and head of the Company. If there is not a Chairman of the Board, the President shall preside at all meetings of directors and stockholders. Under the supervision of the Board of Directors, the President shall have the general control and management of the Company’s business and affairs, subject, however, to the right of the Board of Directors to confer any specific power, except such as may be by statute exclusively conferred on the President, upon any other officer or officers of the Company. The President shall perform and do all acts and things incident to the position of President and such other duties as may be assigned to him from time to time by the Board of Directors.
4.8. Vice Presidents. The Vice Presidents shall perform such duties of the President on behalf of the Company as may be respectively assigned to them from time to time by the Board of Directors or by the President. The Board of Directors may designate one of the Vice Presidents as the Executive Vice President, and in the absence or inability of the President to act, such Executive Vice President shall have and possess all of the powers and discharge all of the duties of the President, subject to the control of the Board of Directors.
4.9. Treasurer. The Treasurer shall have the care and custody of all the funds and securities of the Company that may come into his hands as Treasurer, and the power and authority to endorse checks, drafts and other instruments for the payment of money for deposit or collection when necessary or proper and to deposit the same to the credit of the Company in such bank or banks or depository as the Board of Directors, or the officers or agents to whom the Board of Directors may delegate such authority, may designate, and he may endorse all commercial documents requiring endorsements for or on behalf of the Company. The Treasurer may sign all receipts and vouchers for the payments made to the Company. The Treasurer shall render an account of his transactions to the Board of Directors as often as the Board of Directors or the committee shall require the same. The Treasurer shall enter regularly in the books to be kept by the Treasurer for that purpose full and adequate account of all moneys received and paid by him on account of the Company. The Treasurer shall perform all acts incident to the position of Treasurer, subject to the control of the Board of Directors. He shall when requested, pursuant to vote of the Board of Directors, give a bond to the Company conditioned for the faithful performance of his duties, the expense of which bond shall be borne by the Company.
4.10. Secretary. The Secretary shall keep the minutes of all meetings of the Board of Directors and of the stockholders; he shall attend to the giving and serving of all notices of the Company. Except as otherwise ordered by the Board of Directors, the Secretary shall attest the seal of the Company upon all contracts and instruments executed under such seal and shall affix the seal of the Company thereto and to all certificates of shares of capital stock of the Company. The Secretary shall have charge of the stock certificate book, transfer book and stock ledger, and such other books and papers as the Board of Directors may direct. The Secretary shall, in general, perform all the duties of Secretary, subject to the control of the Board of Directors.
4.11. Assistant Secretary. The Board of Directors or any two of the officers of the Company acting jointly may appoint or remove one or more Assistant Secretaries of the Company. Any Assistant Secretary upon his appointment shall perform such duties of the Secretary, and also any and all such other duties as the Board of Directors or the President or the Executive Vice President or the Treasurer or the Secretary may designate.

4.12. Assistant Treasurer. The Board of Directors or any two of the officers of the Company acting jointly may appoint or remove one or more Assistant Treasurers of the Company. Any Assistant Treasurer upon his appointment shall perform such duties of the Treasurer, and also any and all such other duties as the Board of Directors or the President or the Executive Vice President or the Treasurer or the Secretary may designate.
Article V. — Stock.
5.1. Stock. The stock of the Company shall be represented by certificates as described in this Article 5, provided that the Company may issue uncertificated stock. Notwithstanding the foregoing, every holder of stock already represented by certificates, and upon request every holder of uncertificated stock, shall be entitled to a certificate or certificates of stock of the Company in such form as the Board of Directors may from time to time prescribe. The certificates of stock of the Company shall be numbered and shall be entered in the books of the Company as they are issued. They shall certify the holder’s name and number and class of shares and shall be signed by, or in the name of, the Company by any two authorized officers of the Company. If such certificate is countersigned (l) by a transfer agent other than the Company or its employee, or, (2) by a registrar other than the Company or its employee, the signature of the officers of the Company and the corporate seal may be facsimiles. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Company, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Company, such certificate or certificates may nevertheless be adopted by the Company and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature shall have been used thereon had not ceased to be such officer or officers of the Company.
5.2. Fractional Share Interests. The Company may, but shall not be required to, issue fractions of a share. If the Company does not issue fractions of a share, it shall (i) arrange for the disposition of fractional interests by those entitled thereto, (ii) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or (iii) issue scrip or warrants in registered or bearer form that shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip or warrants aggregating a full share. A certificate for a fractional share shall, but scrip or warrants shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the Company in the event of liquidation. The Board of Directors may cause scrip or warrants to be issued subject to the conditions that they shall become void if not exchanged for certificates representing full shares before a specified date, or subject to the conditions that the shares for which scrip or warrants are exchangeable may be sold by the Company and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions that the Board of Directors may impose.
5.3. Transfers of Stock. Subject to any transfer restrictions then in force, the shares of stock of the Company shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives and upon such transfer the old certificates shall be surrendered to the Company by the delivery thereof to the person in charge of the stock and transfer books and ledgers or to such other person as the directors may designate by whom they shall be canceled and new certificates shall thereupon be issued. The Company shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof save as expressly provided by the laws of Delaware.
5.4. Record Date. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, that shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting. For the purpose of determining the stockholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, that shall not be more than sixty (60) days prior to any other action. If no such record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. 5.5. Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer agents or transfer clerks and one or more registrars and may require all certificates of stock to bear the signature or signatures of any of them.
5.6. Dividends.

1. Power to Declare. Dividends upon the capital stock of the Company, subject to the provisions of the Company’s Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Company’s Certificate of Incorporation and the laws of Delaware.
2. Reserves. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Company, or for such other purpose as the directors shall think conducive to the interest of the Company, and the directors may modify or abolish any such reserve in the manner in which it was created.
5.7. Lost, Stolen, or Destroyed Certificates. No certificates for shares of stock of the Company shall be issued in place of any certificate alleged to have been lost, stolen, or destroyed, except upon production of such evidence of the loss, theft, or destruction and upon indemnification of the Company and its agents to such extent and in such manner as the Board of Directors may from time to time prescribe.
5.8. Inspection of Books. The stockholders of the Company, by a majority vote at any meeting of stockholders duly called, or in case the stockholders shall fail to act, the Board of Directors shall have power from time to time to determine whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of the Company (other than the stock ledger) or any of them, shall be open to inspection of stockholders; and no stockholder shall have any right to inspect any account or book or document of the Company except as conferred by statute or authorized by the Board of Directors or by a resolution of the stockholders.
Article VI. — Miscellaneous Management Provisions.
6.1. Checks, Drafts, and Notes. All checks, drafts, or orders for the payment of money, and all notes and acceptances of the Company shall be signed by such officer or officers, or such agent or agents, as the Board of Directors may designate.
6.2. Notices.
1. Notices to directors may, and notices to stockholders shall, be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the Company. Notice by mail shall be deemed to be given when the notice is deposited in the U.S. mail, postage prepaid. Notice to directors may also be given orally by telephone, in person or by electronic transmission in accordance with applicable law.
2. Whenever any notice is required to be given under the provisions of any applicable statute or of the Company’s Certificate of Incorporation or of these by-laws, a written waiver of notice, signed by the person or persons entitled to said notice, whether before or after the time stated therein or the meeting or action to which such notice relates, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
6.3. Conflict of Interest. No contract or transaction between the Company and one or more of its directors or officers, or between the Company and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors of or committee thereof that authorized the contract or transaction, or solely because his, her or their votes are counted for such purpose, if: (i) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders of the Company entitled to vote thereon, and the contract or transaction as specifically approved in good faith by vote of such stockholders; or (iii) the contract or transaction is fair as to the Company as of the time it is authorized, approved, or ratified, by the Board of Directors, a committee or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes the contract or transaction.
6.4. Voting of Securities owned by the Company. Subject always to the specific directions of the Board of Directors, (i) any shares or other securities issued by any other corporation and owned or controlled by the Company may be voted in person at any meeting of security holders of such other corporation by the President of the Company if he is present at such meeting, or in his absence by the Treasurer of the Company if he is present at such meeting, and (ii) whenever, in the judgment of the President, it is desirable for the Company to execute a proxy or written consent in respect to any shares or other securities issued by any other corporation and owned by the Company, such proxy or consent shall be executed in the name of the Company by the President, without the necessity of any authorization by the Board of Directors, affixation of corporate seal or countersignature or attestation by another officer, provided that if the President is unable to execute such proxy or consent by reason of sickness, absence from the United States or other similar cause, the Treasurer may execute such proxy or consent. Any person or persons designated in the manner above stated as the proxy or proxies of the Company shall have full right, power and authority to vote the shares or other securities issued by such other corporation and owned by the Company the same as such shares or other securities might be voted by the Company.
Article VII. — Indemnification.
7.1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of being or having been a director or officer of the Company or serving or having served at the request of the Company as a director, trustee, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an “Indemnitee”), whether the basis of such proceeding is alleged action or failure to act in an official capacity as a director, trustee, officer, employee or agent or in any other capacity while serving as a director, trustee, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than permitted prior thereto) (as used in this Article 7, the “Delaware Law”), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director, trustee, officer, employee, or agent and shall inure to the benefit of the Indemnitee’s heirs, executors, and administrators; provided, however, that, except as provided in Section 7.2 hereof with respect to Proceedings to enforce rights to indemnification, the Company shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board of Directors of the Company. The right to indemnification conferred in this Article 7 shall be a contract right and shall include the right to be paid by the Company the expenses (including attorneys’ fees) actually and reasonably incurred in defending any such Proceeding in advance of its final disposition (an “Advancement of Expenses”); provided, however, that, if the Delaware Law so requires, an Advancement of Expenses incurred by an Indemnitee shall be made only upon delivery to the Company of an undertaking (an “Undertaking”), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a “Final Adjudication”) that such Indemnitee is not entitled to be indemnified for such expenses under this Article 7 or otherwise.
7.2. Right of Indemnitee to Bring Suit. If a claim under Section 7.1 hereof is not paid in full by the Company within 60 days after a written claim has been received by the Company, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be 20 days, the Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses) it shall be a defense that the Indemnitee has not met the applicable standard of conduct set forth in the Delaware Law. In addition, any suit by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking the Company shall be entitled to recover such expenses upon a Final Adjudication that, the Indemnitee has not met the applicable standard of conduct set forth in the Delaware Law. Neither the failure of the Company (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Delaware Law, nor an actual determination by the Company (including its Board of Directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder, or by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such Advancement of Expenses, under this Article 7 or otherwise shall be on the Company.
7.3. Non-Exclusivity of Rights. The rights to indemnification and to the Advancement of Expenses conferred in this Article 7 shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, the Company’s Certificate of Incorporation, these by-laws, agreement, vote of stockholders or disinterested directors or otherwise both as to action in their official capacity and as to action in another capacity while holding office. The Company is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the DGCL.

7.4. Insurance. The Company may purchase and maintain insurance, at its expense, on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under this Article 7 or under the Delaware Law.
7.5. Indemnification of Employees and Agents of the Company. The Company may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the Advancement of Expenses, to any employee or agent of the Company to the fullest extent of the provisions of this Article 7 with respect to the indemnification and Advancement of Expenses of directors and officers of the Company.
Article VIII. — Amendments.
8.1. Amendments. Subject always to any limitations imposed by the Company’s Certificate of Incorporation, these by-laws may be altered, amended, or repealed, or new by-laws may be adopted, only by (i) the affirmative vote of the holders of at least a majority of the outstanding voting stock of the Company, provided that the affirmative vote of the holders of at least 67% of the outstanding voting stock of the Company shall be required for any such alteration, amendment, repeal, or adoption that would affect or be inconsistent with the provisions of Sections 2.11, 3.1, 3.3 and this Section 8.1 (in each case, in addition to any separate class vote that may be required pursuant to the terms of any then outstanding preferred stock of the Company), or (ii) by resolution of the Board of Directors duly adopted by not less than a majority of the directors then constituting the full Board of Directors.